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                                                                  Exhibit 99.9


                              SARA LEE CORPORATION
                       FORM OF NOTICE OF SOLICITED TENDERS

     Please read the instructions on the reverse side of this Notice of Solicited Tenders before filling in any information below. Sara Lee will pay to a soliciting dealer, as defined in the offering circular-prospectus, a solicitation fee of $0.25 per share of Sara Lee common stock, up to a maximum of 2,000 shares per tendering stockholder, for each share of Sara Lee common stock tendered and accepted for exchange in the exchange offer, if such soliciting dealer has affirmatively solicited and obtained such tender, except that no solicitation fee shall be payable in connection with a tender of shares of Sara Lee common stock by a stockholder (a) tendering more than 10,000 shares of Sara Lee common stock; (b) tendering from a country outside the United States; or (c) tendering to the dealer manager. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Sara Lee, Coach, Mellon Investor Services, Morrow & Co., or Goldman Sachs for purposes of the exchange offer.

_______________________________________________________________________________

                   FOR REGISTERED HOLDERS ONLY
                        SOLICITED TENDERS

     The undersigned represents that the soliciting dealer named below solicited and obtained the tender of ________ shares of Sara Lee common stock.

     Name of Firm: _____________________________________________________________

     DTC Participant Number: ________________ VOI Number: ______________________
     Name of Individual Broker
     or Financial Consultant: __________________________________________________

     Identification Number (if known): _________________________________________

     Address: __________________________________________________________________
     ___________________________________________________________________________
                               (INCLUDE ZIP CODE)

                                    SIGN HERE

     x ____________________________________x ___________________________________
     x ____________________________________x ___________________________________
     Signature(s) Print name(s) and address(es) here
     ___________________________________________________________________________

     The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the offering circular-prospectus; (3) in soliciting tenders of shares of Sara Lee shares common stock, it has used no soliciting materials other than those furnished by Sara Lee; and (4) it has complied with all instructions from Sara Lee as set forth in Sara Lee's letter to the soliciting dealers in connection with the exchange offer.


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                                  INSTRUCTIONS


     Sara Lee will pay a solicitation fee of $0.25 per share, up to a maximum of 2,000 shares of Sara Lee common stock per tendering stockholder, for each share of Sara Lee common stock tendered and accepted for exchange in the exchange offer. To be eligible, a tender must be accompanied by this Notice of Solicited Tenders which designates, as having solicited and obtained the tender, the name of (1) any broker or dealer in securities which is a member of any national securities exchange in the United States or of the National Association of Securities Dealers, Inc.; or (2) any bank or trust company located in the United States (each a "soliciting dealer"), except that no solicitation fee shall be payable in connection with a tender of shares of Sara Lee common stock by a stockholder (a) tendering more than 10,000 shares of Sara Lee common stock; (b) tendering from a country outside the United States; or (c) tendering to the dealer manager, Goldman Sachs. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Sara Lee, Coach, Mellon Investor Services, Morrow & Co. or Goldman Sachs for purposes of the exchange offer.

     In order for a soliciting dealer to receive a solicitation fee with respect to your tender of shares of Sara Lee common stock, the exchange agent must have received a properly completed and duly executed Letter of Transmittal and a completed Notice of Solicited Tenders by three NYSE trading days after the expiration date.

     The acceptance of compensation by such soliciting dealer will constitute a representation by it that: (1) it has complied with applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the offering circular-prospectus; (3) in soliciting tenders of shares of Sara Lee common stock, it has used no soliciting materials other than those furnished by Sara Lee; and (4) it has complied with all instructions from Sara Lee as set forth in Sara Lee's letter to the soliciting dealers in connection with the exchange offer.


                               THE EXCHANGE AGENT

                                       IS

                          Mellon Investor Services LLC
                 866-825-8873 (toll-free) from the United States
                           201-373-5549 from elsewhere

                              THE INFORMATION AGENT

                                       IS

                               Morrow & Co., Inc.
                   800-654-2468 for banks and brokerage firms